EXHIBIT 3.27

Filing Fee $80.00
DOMESTIC BUSINESS CORPORATION STATE OF MAINE RESTATED ARTICLES OF INCORPORATION
Deputy Secretary of State

A True Copy When Attested By Signature
The Pine Tree Telephone & Telegraph Company
(Name of Corporation)
Deputy Secretary of State

Pursuant to 13-C MRSA §1007, the undersigned corporation executes and delivers the following Restated Articles of Incorporation:
FIRST:	All restated statements required to be set forth in Articles of Incorporation (*MBCA-6-1) are attached as Exhibit A .

SECOND:	(“X” one box only.)

☐    The restated articles of incorporation consolidate all amendments into a single document OR

☐    If a new amendment is included in the restated articles of incorporation the following must be completed:

The text of the new amendment was adopted on (date) October 31, 2008 and was duly approved as follows: (“X” one box only.)

☐    by the incorporators – shareholder approval was not required OR
☐    by the board of directors – shareholder approval was not required OR
☐    by the shareholders in the manner required by this Act and by the articles of incorporation.

THIRD:
If the text of the new amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are set forth in Exhibit          or as follows:

FOURTH:	The effective date of the restated articles of incorporation (if other than the date of filing of the restated articles of incorporation) is .

DATED	October 31, 2008	**By:	/s/ Curtis L. Garner, Jr.,
(signature)
Curtis L. Garner, Jr., Chief Financial Officer
(type or print name and capacity)
*Form MBCA-6-1 MUST accompany this filing.

**This document MUST be signed by any duly authorized officer OR the clerk.  (13-C MRSA §121.5)

Please remit your payment made payable to the Maine Secretary of State.

Submit completed form to:	Secretary of State, Division of Corporations, UCC and Commissions
101 State House Station, Augusta, ME 04333-0101 Telephone Inquiries: (207) 624-7752 Email Inquiries: CEC.Corporations@Maine.gov

FORM NO. MBCA-6-A  Rev. 7/1/2008

Articles of Incorporation
pursuant to 13-C MRSA §202
to accompany the following:

(Check one box only.)

☐ ☐ ☐ ☐ ☐ ☒
Articles of Domestication (13-C MRSA §923)
Articles of Domestication and Conversion (13-C MRSA §942)
Articles of Entity Conversion (13-C MRSA §955.2 or 13-C MRSA §955.3)
Articles/Certificate of Merger or Share Exchange (13-C MRSA §§1106 and 1107)
Articles of Conversion of Partnership (31 MRSA § 1093)
Restated Articles of Incorporation (13-C MRSA § 1007)

(Check only if applicable)

☐	This is a professional corporation* formed pursuant to 13 MRSA Chapter 22-A to provide the following professional services:

(type of professional services)

FIRST: The name of the corporation is	The Pine Tree Telephone and Telegraph Company	.

SECOND: The Clerk is a: (select either a Commercial or Noncommercial Clerk) – Person must be a Maine resident

☐ Commercial Clerk	CRA Public Number:

(name of commercial clerk)

☒ Noncommercial Clerk

Nick Winchester
(name of noncommercial clerk)
56 Campus Drive, New Gloucester, ME 04260
(physical location, not P.O. Box – street, city, state and zip code)

(mailing address if different from above)

THIRD: Pursuant to 5 MRSA §108.3, the clerk as listed above has consented to serve as the clerk for this corporation.

FOURTH: (Check one box only)

☒ There shall be only one class of shares. The number of authorized shares is	2500	.

(Optional) Name of class:

☐             There shall be two or more classes or series of shares.  The information required by 13-C MRSA §601 concerning each such class and series is set forth in Exhibit              attached hereto and made a part hereof.

FORM No. MBCA-6-1 (1 of 2)

FIFTH: (Check one box only)

☒ The corporation will have a board of directors.

☐ There will be no directors; the business of the Corporation will be managed by shareholders (13-C MRSA §743)

SIXTH: (For corporations with directors, each of the following provisions is optional – “X” only if applicable)

☒ The number of directors is limited as follows: not fewer than 1 nor more than 9 directors. (13-C MRSA §803)

☒           To the fullest extent permitted by 13-C MRSA §202.2.D., a director shall have no liability to the Corporation or its shareholders for money damages for an action taken or a failure to take an action as a director.

☒           Except as otherwise specified by contract or in its bylaws, the Corporation shall in all cases provide indemnification (including advances of expenses) to its directors and officers to the fullest extent permitted by law.  (13-C MRSA §§202, 857 and 859)

SEVENTH: (Check only if applicable)

☐ The Corporation elects to have preemptive rights as defined in 13-C MRSA §641.

EIGHTH: (Check only if applicable)

☐ Additional provisions of these Articles of Incorporation are set forth in Exhibit attached hereto and made a part hereof. (13-C MRSA §202)

*The professional corporation name must contain one of the following: “chartered,” “professional corporation,” “professional association” or “service corporation” or the abbreviation “P.C.,” “P.A.” or “S.C.”  Examples of professional service corporations are accountants, attorneys, chiropractors, dentists, registered nurses and veterinarians.  (This is not an inclusive list – see 13 MRSA §723.7.)

The execution of this certificate constitutes an oath or affirmation, under the penalties of false swearing under 17-A MRSA §453.

Please remit your payment made payable to the Maine Secretary of State.

Submit completed form to:	Secretary of State Division of Corporations, UCC and Commissions 101 State House Station Augusta, ME 04333-0101 Telephone Inquiries: (207) 624-7752 Email Inquiries: CEC.Corporations@Maine.gov

FORM No. MBCA-6-1 (2 of 2) Rev. 7/1/2008